Exhibit 99.1
VOLCANO REPORTS THIRD QUARTER RESULTS
COMPANY GENERATES STRONG GROWTH IN U.S. PERIPHERAL MARKET AND EUROPE
(SAN DIEGO, CA), November 6, 2014 — Volcano Corporation (Nasdaq: VOLC), a leading company focused on improving patient and economic outcomes on a global basis by developing and delivering innovative minimally invasive coronary and peripheral visualization, physiology diagnostics and therapies, today reported results for the third quarter and first nine months of 2014.
For the quarter ended September 30, 2014, Volcano reported revenues of $97.5 million versus revenues of $95.8 million in the same period a year ago. Foreign currency had a negative impact on revenues of approximately $700,000. Medical segment revenues increased approximately two and three percent on a reported and constant currency basis, respectively.
The company reported a net loss on a GAAP basis of $8.0 million, or $0.16 per share, in the third quarter of 2014, versus a net loss of $8.5 million, or $0.15 per share, in the same period a year ago. The results for the third quarter of 2014 included amortization of intangibles of $2.8 million and restructuring benefits of $229,000 while the results for the third quarter of 2013 included amortization of intangibles of $834,000 and restructuring charges of $4.6 million. Excluding acquisition-related items, amortization of intangibles and non-cash interest expense on convertible notes, net of tax, the company reported a non-GAAP net loss of $0.04 per share, compared with a non-GAAP net loss per share of $0.08 in the third quarter a year ago.
For the first nine months of 2014, Volcano reported revenues of $294.6 million versus revenues of $290.4 million in the first nine months of 2013. On a constant currency basis, revenues increased three percent year-over-year after adjusting for a negative impact of approximately $3.4 million from foreign currency. Medical segment revenues increased approximately two and three percent on a reported and constant currency basis, respectively, versus the first nine months of 2013.
For the first nine months of 2014, the company reported a net loss on a GAAP basis of $18.6 million, or $0.36 per share, versus a net loss of $14.0 million, or $0.26 per share, in the same period a year ago. The results for the first nine months of 2014 included acquisition-related benefits of $3.8 million, amortization of intangibles of $6.4 million and restructuring benefits of $197,000. The results for the first nine months of 2013 included acquisition-related charges of $3.7 million, amortization of intangibles of $2.5 million and restructuring charges of $4.9 million. Excluding acquisition-related items, amortization of intangibles and non-cash interest expense on convertible notes, net of tax, the company reported a non-GAAP net loss of $0.14 per share in the first nine months of 2014, compared with a non-GAAP net loss per share of $0.03 in the first nine months of 2013.
“We continued to demonstrate strong growth in Europe, where our FFR (Fractional Flow Reserve) and IVUS (Intravascular Ultrasound) disposable revenues each increased 24 percent year-over-year,” said Scott Huennekens, president and chief executive officer.
“In addition, our peripheral IVUS business in the U.S. increased approximately 60 percent, driven by continued adoption of our peripheral imaging and Pioneer® Re-Entry products. We also initiated the limited market release of our Phoenix® Atherectomy System used in the treatment of peripheral artery disease, which we believe will advance our overall penetration of the peripheral market. Our growth in these areas helped offset the continued softness of the U.S. coronary IVUS market,” he added.
“At the same time, we are successfully implementing an operating strategy as we execute a more balanced approach between driving revenue growth and improving our bottom line performance. As evidenced by our third quarter results and guidance for the balance of the year, we have made measurable success in reducing operating expenses and will be taking additional steps to achieve improved operating leverage,” Huennekens noted.
Guidance
The company provided updated guidance for the full year 2014. The company expects that based on current foreign currency exchange rates, FX will have a negative impact of approximately $4.0 million on reported revenues through the balance of the year. As a result, the company now expects revenues for 2014 will be in the range of $393.0-$397.0 million. The company expects gross margins will be 63.0-63.5 percent and that operating expenses, including restructuring charges, will be 65.0-66.0 percent of revenues. As a result of continued expense management programs contributing to lower operating expenses as a percentage of revenues, the company now expects a two cent improvement in its loss per share on a GAAP basis, or a loss per share of $0.50-$0.52. On a non-GAAP basis, the company expects a loss of $0.16-$0.18 per share. Non-GAAP results exclude acquisition-related expenses, amortization of intangibles and non-cash interest expense, and assume an effective tax rate of 35.0 percent for the GAAP to non-GAAP adjustments. The company expects weighted average basic shares in 2014 will be approximately 51.6 million.
Conference Call Information
The company will hold a conference call at 2 p.m., Pacific Standard Time, (5 p.m., Eastern Standard Time) today. The teleconference can be accessed by calling (631) 291-4555, passcode 17203481, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through November ninth, at (404) 537-3406, passcode 17203481, and via the company’s website at http://www.volcanocorp.com.
About Volcano Corporation
Through its multi-modality platform, Volcano Corporation is the global leader in intravascular imaging for coronary and peripheral applications, and physiology. The company also offers a suite of peripheral therapeutic devices. The company’s broad range of technologies makes imaging and therapy simpler, more informative and less invasive and offers physicians and their patients around the world with industry-leading tools that aid diagnosis and guide and provide therapy. Founded in cardiovascular care and expanding into other specialties, Volcano is focused on improving patient and economic outcomes. For more information, visit the company's website at www.volcanocorp.com.
Notes Regarding the Use of Non-GAAP Financial Measures
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses non-GAAP financial measures for financial and operational decision making as a measure to compare period-to-period results. The company believes that they provide useful information about operating results, enhance the overall understanding of operating results and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.
Constant Currency Basis Revenues Changes: Volcano reports changes on a constant currency basis, which is a non-GAAP financial measure. Volcano believes that investors’ understanding of the company’s short-term and long-term financial results is enhanced by taking into consideration the impact of foreign currency translation on revenues. In addition, Volcano’s management uses results of operations before currency translation to evaluate the operational performance of Volcano and as a basis for strategic planning.
Volcano reports its expectations of earnings per share performance excluding certain expenses described below; for additional details please see the “Reconciliation of GAAP to non-GAAP EPS Guidance,” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
Exclusion of Acquisition-Related Expenses: Volcano excludes acquisition-related expenses because it does not consider these acquisition-related costs and adjustments to be related to the continuing organic operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drive the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
Exclusion of Amortization of Intangibles: Volcano excludes amortization of intangibles because it is a non-cash expense relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, which consist primarily of developed or in-process technology, are valued and amortized over their estimated lives. Volcano believes that since intangible assets represent efforts of the acquired company to build value prior to the acquisition, Volcano management eliminates the impact of the amortization when evaluating its current operating performance.
Exclusion of Non-Cash Interest Expenses: In addition to disclosing the financial statement impact of the authoritative guidance for convertible debt accounting, Volcano management believes that excluding the impact of this authoritative guidance is appropriate because it is non-cash in nature, may provide meaningful supplemental information regarding elements of the company’s borrowing costs in order to properly understand its operational performance and liquidity, and facilitates comparisons to competitors’ results.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding Volcano’s expected revenues, revenue growth, margins, financial results and foreign currency exchange rates for the fourth quarter and calendar year 2014, its growth, turnaround and other strategies and ability to execute on these strategies, the potential Axsun divestiture, competitive position, target markets, development of its base business and pipeline, product launches, benefits from recent acquisitions and benefits from its products and technologies, including new products. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause Volcano’s actual results to differ materially and adversely from statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the risks that Volcano’s revenues or other projections may turn out to be inaccurate or Volcano may encounter unanticipated difficulty in achieving these projections; global and regional macroeconomic conditions, generally, and in the medical device and telecom industries, specifically; currency exchange rate fluctuations; the effect of competitive factors and the company’s reactions to those factors; purchasing decisions with respect to the company’s products; the pace and extent of market adoption of the company’s products and technologies; uncertainty in the process of obtaining regulatory approval or clearances for Volcano’s products or devices; the success of Volcano’s growth and other strategies, including the integration of recently-acquired businesses and our ability to integrate businesses from potential future acquisitions; risks associated with Volcano’s international operations; the ability to divest Axsun, if at all, and in a timely or beneficial manner; timing and achievement of product development milestones; outcome of ongoing and future litigation, investigations or claims; the impact and benefits of market development and the related size of Volcano’s addressable markets; our ability to protect our intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions and other risk inherent to medical and/or telecom device development and commercialization. These and additional risks and uncertainties are fully described in Volcano’s filings made with the Securities and Exchange Commission, including our 10-Q for the quarter ended June 30, 2014, which should be read in conjunction with these financial results. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(858) 720-4020
or
Neal B. Rosen
(650) 458-3014

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Three Months Ended September 30,		Percentage Change	Currency Impact		Constant Currency
	2014	2013	2013 to 2014	Dollar	Percentage	Percentage Change
Medical segment:
Consoles:
United States	$6.7	$6.3	5%	$—	—%	5%
Japan	0.2	0.6	(59)	—	(2)	(57)
Europe	1.7	2.5	(29)	—	1	(30)
Rest of world	0.9	1.6	(45)	—	—	(45)
Total Consoles	$9.5	$11.0	(13)	$—	—	(13)

IVUS single-procedure disposables:
United States	$22.2	$20.4	9%	$—	—%	9%
Japan	14.2	18.7	(24)	(0.6)	(3)	(21)
Europe	6.6	5.3	24	0.1	1	23
Rest of world	1.9	1.6	21	—	—	21
Total IVUS single-procedure disposables	$44.9	$46.0	(2)	$(0.5)	(1)	(1)

FFR single-procedure disposables:
United States	$14.6	$14.3	2%	$—	—%	2%
Japan	5.3	4.3	23	(0.2)	(5)	28
Europe	10.3	8.3	24	0.1	1	23
Rest of world	1.4	1.0	40	—	—	40
Total FFR single-procedure disposables	$31.6	$27.9	13	$(0.1)	—	13

Other	$9.7	$8.8	9%	$(0.1)	(1)%	10%
Sub-total medical segment	$95.7	$93.7	2%	$(0.7)	(1)%	3%

Industrial segment	$1.8	$2.1	(14)%	$—	—%	(14)%
Total	$97.5	$95.8	2%	$(0.7)	—%	2%

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Nine Months Ended September 30,		Percentage Change	Currency Impact		Constant Currency
	2014	2013	2013 to 2014	Dollar	Percentage	Percentage Change
Medical segment:
Consoles:
United States	$16.0	$18.0	(12)%	$—	—%	(12)%
Japan	1.4	1.7	(18)	(0.1)	(8)	(10)
Europe	7.3	6.7	8	0.3	4	4
Rest of world	3.6	5.1	(29)	—	—	(29)
Total Consoles	$28.3	$31.5	(11)	$0.2	—	(11)

IVUS single-procedure disposables:
United States	$65.9	$60.4	9%	$—	—%	9%
Japan	46.4	60.0	(23)	(3.8)	(7)	(16)
Europe	20.0	17.5	15	0.7	4	11
Rest of world	7.5	6.0	26	—	—	26
Total IVUS single-procedure disposables	$139.8	$143.9	(3)	$(3.1)	(3)	—

FFR single-procedure disposables:
United States	$43.5	$43.0	1%	$—	—%	1%
Japan	15.2	13.2	15	(1.1)	(9)	24
Europe	30.3	24.1	26	1.0	5	21
Rest of world	3.4	3.0	13	—	—	13
Total FFR single-procedure disposables	$92.4	$83.3	11	$(0.1)	—	11

Other	$28.9	$25.7	12%	$(0.4)	(1)%	13%
Sub-total medical segment	$289.4	$284.4	2%	$(3.4)	(1)%	3%

Industrial segment	$5.2	$6.0	(13)%	$—	—%	(13)%
Total	$294.6	$290.4	1%	$(3.4)	(2)%	3%

VOLCANO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$97,457	$95,809	$294,590	$290,384
Cost of revenues, excluding amortization of intangibles	37,292	33,458	110,086	102,624
Gross profit	60,165	62,351	184,504	187,760
Operating expenses:
Selling, general and administrative	47,400	45,479	147,064	134,784
Research and development	13,508	16,609	41,165	50,214
Amortization of intangibles	2,804	834	6,405	2,488
Acquisition-related items	1,596	1,253	(3,809)	3,742
Restructuring (benefits) charges	(229)	4,616	(197)	4,874
Total operating expenses	65,079	68,791	190,628	196,102
Operating loss	(4,914)	(6,440)	(6,124)	(8,342)
Interest income	237	327	833	970
Interest expense	(7,370)	(6,756)	(21,868)	(19,908)
Exchange rate gain (loss)	20	54	91	(1,025)
Other, net	56	(33)	180	4,144
Loss before income tax	(11,971)	(12,848)	(26,888)	(24,161)
Income tax benefit	(3,971)	(4,392)	(8,266)	(10,156)
Net loss	$(8,000)	$(8,456)	$(18,622)	$(14,005)
Net loss per share:
Basic	$(0.16)	$(0.15)	$0.36	$(0.26)
Diluted	$(0.16)	$(0.15)	$0.36	$(0.26)
Shares used in calculating net loss per share:
Basic	51,529	54,652	51,596	54,466
Diluted	51,529	54,652	51,596	54,466

VOLCANO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Nine Months Ended September 30,
	2014	2013
Operating activities
Net loss	$(18,622)	$(14,005)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	24,022	18,677
Amortization (accretion) of investment premium (discount), net	2,567	2,305
Accretion of debt discount on convertible senior notes and other liabilities	15,048	14,148
Changes in contingent consideration	(4,841)	2,537
Non-cash stock compensation expense	10,721	12,098
Asset impairment related to restructuring	818	4,616
Gain on sale of other long-term investment	(365)	(4,153)
Effect of exchange rate changes and others	682	10,797
Deferred income taxes	2,211	—
Changes in operating assets and liabilities, net of acquisitions	(37,851)	(37,979)
Net cash (used in) provided by operating activities	(5,610)	9,041
Investing activities
Purchase of short-term and long-term available-for-sale securities	(161,882)	(342,715)
Sale or maturity of short-term and long-term available-for-sale securities	239,499	247,790
Cash paid for acquisitions, net of cash acquired	(114,791)	(15,000)
Capital expenditures	(22,854)	(26,533)
Cash paid for intangible assets and other investments	(4,987)	(2,377)
Proceeds from sale of other long-term investments	665	5,654
Net cash used in investing activities	(64,350)	(133,181)
Financing activities
Repayment of capital lease and other liabilities	(179)	(22)
Cash paid for contingent liability related to acquisitions	(16,900)	—
Proceeds from sale of common stock under employee stock purchase plan	3,140	3,576
Proceeds from exercise of common stock options	9,523	2,203
Net cash (used in) provided by financing activities	(4,416)	5,757
Effect of exchange rate changes on cash and cash equivalents	(824)	(846)
Net decrease in cash and cash equivalents	(75,200)	(119,229)
Cash and cash equivalents, beginning of period	107,159	330,635
Cash and cash equivalents, end of period	$31,959	$211,406

VOLCANO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$31,959	$107,159
Short-term available-for-sale investments	140,894	230,775
Accounts receivable, net	78,755	81,962
Inventories	76,342	60,970
Prepaid expenses and other current assets	34,485	28,525
Total current assets	362,435	509,391

Long-term available-for-sale investments	44,244	34,750
Property and equipment, net	122,077	118,094
Intangible assets, net	124,807	58,108
Goodwill	150,882	55,087
Other non-current assets	60,611	56,489
Total Assets	$865,056	$831,919

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$11,152	$19,137
Accrued compensation	28,168	26,918
Accrued expenses and other current liabilities	27,060	28,453
Deferred revenues	11,203	10,652
Current maturities of convertible senior notes	23,882	—
Contingent consideration	365	3,750
Total current liabilities	101,830	88,910
Convertible senior notes	392,045	401,012
Deferred revenues	4,797	5,079
Contingent consideration, non-current portion	53,379	29,888
Other non-current liabilities	7,727	7,228
Total liabilities	559,778	532,117
Stockholders' equity	305,278	299,802
Total Liabilities and Stockholders' Equity	$865,056	$831,919

VOLCANO CORPORATION
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

Three Months Ended September 30, 2014	Pre-tax Adjustments	Net of Tax (1)	Earnings / (Loss) Per Share
GAAP net loss		$(8,000)	$(0.16)
Acquisition related items	1,596	1,037	0.02
Amortization of intangibles	2,804	1,823	0.04
Non-cash interest expense on convertible notes	5,099	3,314	0.06
Non-GAAP net loss	$9,499	$(1,826)	$(0.04)

Weighted average shares outstanding—basic			51,529

Nine Months Ended September 30, 2014	Pre-tax Adjustments	Net of Tax (1)	Earnings / (Loss) Per Share
GAAP net loss		$(18,622)	$(0.36)
Acquisition related items	(3,809)	(2,476)	(0.05)
Amortization of intangibles	6,405	4,163	0.08
Non-cash interest expense on convertible notes	15,033	9,771	0.19
Non-GAAP net loss	$17,629	$(7,164)	$(0.14)

Weighted average shares outstanding—basic			51,596

(1) Effective tax rate of 35% applied to non-GAAP adjustments

VOLCANO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(in thousands, except per share data)
(Unaudited)

	Q4 2014
	Guidance Range
	From	To
GAAP net loss per share—basic	$(0.15)	$(0.17)
Acquisition related items	0.02	0.02
Amortization of intangibles	0.03	0.03
Non-cash interest expense	0.07	0.07
Non-GAAP net loss per share—basic	$(0.03)	$(0.05)
Weighted average shares outstanding—basic	51,600	51,600

	2014
	Guidance Range
	From	To
GAAP net loss per share—basic	$(0.50)	$(0.52)
Acquisition related items	(0.03)	(0.03)
Amortization of intangibles	0.12	0.12
Non-cash interest expense	0.25	0.25
Non-GAAP net loss per share—basic	$(0.16)	$(0.18)
Weighted average shares outstanding—basic	51,600	51,600

Note: Effective tax rate of 35% applied to non-GAAP adjustments